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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): October 9, 2009

                                PVF Capital Corp.
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               (Exact Name of Registrant as Specified in Charter)

          Ohio                         0-24948                 34-1659805
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(State or Other Jurisdiction     Commission File Number     (I.R.S. Employer
    of Incorporation)                                       Identification No.)

                      30000 Aurora Road, Solon, Ohio 44139
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (440) 248-7171


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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ITEM 3.02       NREGISTERED SALES OF EQUITY SECURITIES
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         On October 9, 2009, PVF Capital Corp. (the "Company") entered into an
Exchange Agreement (the "Exchange Agreement") with Marty E. Adams, Umberto P. Fedeli, Robert J. King, Jr., James E. Pastore, John S. Loeber, Lee Burdman, Jonathan A. Levy, Richard R. Hollington, Jr. and Richard R. Hollington, III (collectively, the "Investors"). Marty E. Adams is a director of the Company's wholly owned subsidiary, Park View Federal Savings Bank (the "Bank"), and served as the Interim Chief Executive Officer of the Company and the Bank until September 10, 2009. Robert J. King, Jr., is the President and Chief Executive Officer and a director of the Company and the Bank. Umberto P. Fedeli is a director of the Company and the Bank.

         The Investors hold trust preferred securities with an aggregate liquidation amount of $10.0 million issued by PVF Capital Trust II (the "Trust"). In July 2006, the Company formed the Trust as a special purpose entity for the sole purpose of issuing $10.0 million of trust preferred securities (the "Capital Securities"). The Company issued subordinated deferrable interest debentures (the "Subordinated Debentures") to the Trust in exchange for the proceeds of the offering of the trust preferred securities. The trust preferred securities carry a fixed rate of 7.462% until September 15, 2011 and thereafter a variable interest rate that adjusts to the three month LIBOR rate plus 175 basis points. The Subordinated Debentures are the sole asset of the Trust.

         The Exchange Agreement provides that on the closing date, the Investors will exchange the $10.0 million of trust preferred securities for aggregate consideration consisting of (i) $400,000 in cash, (ii) shares of common stock valued at $600,000 based on the average daily closing price of the common stock over the 20 trading days prior to the closing of the transaction (the "20-Day Average Closing Price") and (iii) warrants to purchase 769,608 shares of common stock plus a number of shares of common stock equal to 9.9% of the shares to be issued to the investors as described in clause (ii) above. In addition, the Investors will receive additional warrants that become exercisable in the event PVF Capital Corp. completes one or more public or private offerings of its common stock within a year. The additional warrants will give the Investors the right to acquire additional shares of common stock so that the total number of shares they could acquire under all warrants would entitle them to purchase an aggregate of 4.9% of the Company's common stock outstanding following the offering or offerings completed during that one-year period. The exercise price for the warrants is the lesser of (i) $4.00 per share, (ii) the 20-Day Average Closing Price, or (iii) if during the term of the warrants the Company sells shares of common stock in a public or private offering, the price at which shares are sold in that offering. The Warrants are exercisable for five years following the closing.

         Upon consummation of the transaction, the Company anticipates that the Capital Securities, common securities issued by the Trust and the Subordinated Debentures will be cancelled and will no longer be outstanding.

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         The issuance of Company common stock pursuant to the Exchange Agreement will be made by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section
4(2) of such Act and Rule 506 promulgated thereunder.

         The Company has agreed to file a registration statement with the Securities and Exchange Commission within 60 days of the closing date with respect to the Initial Shares and the Warrants and within 60 days of the exercise of any Warrant with respect to the resale of Common Stock issued upon the exercise of a Warrant.

         Consummation of the Exchange is subject to the approval of the Exchange by the shareholders of the Company pursuant to the rules and regulations of The Nasdaq Stock Market, Inc. The Company intends to submit a proposal for the approval of the Exchange to its shareholders at the Company's upcoming 2009 annual meeting of stockholders. The directors of the Company have executed voting agreements agreeing to vote shares of Common Stock they hold in favor of the Exchange. Consummation of the Exchange also is subject to other customary closing conditions.

         PVF Capital Corp. will file a preliminary proxy statement concerning the exchange with the Securities and Exchange Commission and expects to file and mail a definitive proxy statement to shareholders as soon as practicable. Shareholders of PVF Capital Corp. are urged to read the proxy statement when it is available because it will contain important information. Investors are able to obtain all documents filed with the SEC by PVF Capital Corp. free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by PVF Capital Corp. may be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, DC. The directors, executive officers, and certain other members of management and employees of PVF Capital Corp. are expected to be participants in the solicitation of proxies in favor of the Exchange from the shareholders of PVF Capital Corp. Information about the directors and executive officers of PVF Capital Corp. will be included in the proxy statement to be filed with the SEC.

         A copy of the Company's press release is attached to this Report as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.
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         (d)    Exhibits

                Number            Description
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                99.1              Press Release dated October 16, 2009


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PVF CAPITAL CORP.



Date:  October 16, 2009                By: /s/ Robert J. King, Jr.
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                                           Robert J. King, Jr.
                                           President and Chief Executive Officer